UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2025
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S Colorado Blvd, Suite 2-825, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On September 16, 2025, the Board of Directors approved a plan to implement a reduction in force as part of the Company’s broader efforts to streamline operations. The Company expects that these efforts, including the reduction in force, will result in annualized cost savings of approximately $20 million, when fully implemented.

The reduction in force is expected to affect approximately 40 employees and contractors, representing approximately 19% of the Company’s workforce, who were informed of the reduction in force on September 24, 2025.

In connection with the reduction in force, the Company estimates that it will incur charges of approximately $1 million, consisting primarily of cash expenditures for employee severance and related costs. The Company expects to recognize the majority of these charges in the third quarter of 2025. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the reduction in force.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected costs and timing of costs associated with the reduction in force and expected cost savings. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s efforts to streamline operations, in addition to the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its other filings filed from time to time with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statement, except as required by law.

Item 7.01 Regulation FD Disclosure.

On September 24, 2025, the Company issued a press release announcing the reduction in force and efforts to streamline operations. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Spruce Power Holding Corporation, issued September 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: September 24, 2025	By:	/s/ Jonathan M. Norling
	Name:	Jonathan M. Norling
	Title:	Chief Legal Officer